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                                 EXHIBIT 11(a)

                        Consent of KPMG Peat Marwick LLP



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                               AUDITOR'S CONSENT


The Board of Trustees of
  BB&T Mutual Funds Group


We consent to the use of our report incorporated by reference herein dated November 14, 1997 for the BB&T Mutual Funds Group, as of September 30, 1997 and for the periods indicated therein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


                                        /s/ KPMG PEAT MARWICK LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP


Columbus, Ohio
November 26, 1997